                                  EXHIBIT 10.45

                                 THIRD AMENDMENT

     THIS THIRD AMENDMENT ("Amendment") is entered into as of the 24th day of November, 1999 by and among Deutsche Financial Services Corporation, as Agent and a Lender ("Agent") the other Lenders signatories hereto ("Lenders") and Government Technology Services, Inc. ("Borrower").

                                    RECITALS

     Agent, Lenders (and/or their successors by assignment, as applicable) and Borrower are parties to that certain Second Amended and Restated Business Credit and Security Agreement dated as of July 28, 1997 (as amended from time to time, the "Credit Agreement"). Lenders and Agent now desire to amend certain provisions of the Credit Agreement subject to the terms hereof In connection with: (i) the purchase by Crestar Bank ("Crestar") of an additional Commitment in the Total Credit, which shall result in the reduction of Agent's Commitment in the Total Credit, and (ii) certain other amendments to the Credit Agreement, as described more fully herein.

     NOW, THEREFORE, in consideration of the forgoing premises and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

     1. Amendment Effective Date; Settlement. Notwithstanding anything herein to the contrary, this Amendment shall only become effective (the "Amendment Effective Date") when (a) the Borrower, the Agent, and each Lender shall have signed a counterpart hereof (whether the same or different counterparts) and shall have delivered (including by way of facsimile transmissions) the same to Agent at its address indicated in the Credit Agreement; and (b) Crestar shall have delivered to the Agent for the account of the Lenders, an amount equal to the increase in Crestar's relevant Pro Rata Share of the principal amount of the outstanding Loans and any accrued and unpaid interest under the Credit Agreement.

     2. Commitments; Pro Rata Shares. Upon the Amendment Effective Date, each Lender agrees and confirms that its Commitment under the Credit Agreement shall be as set forth on Exhibit A, attached hereto and incorporated herein, which Exhibit A shall also amend the Credit Agreement regarding the subject matter thereof. Each Lender hereby agrees that upon the Amendment Effective Date, its Commitment and corresponding Pro Rata Share shall be determined in accordance with Exhibit A hereto.

     3. Amendments to Credit Agreement. Upon the Amendment Effective Date, the Credit Agreement shall be amended as follows:

     (i) Credit Facility. The introductory paragraph to Section 3 of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

          "3. Credit Facility. In consideration of Borrower's payment and performance of its Obligations and subject to the terms and conditions contained in this Agreement, each Lender agrees, severally but not jointly, to make Loans to the Borrower from time to time in accordance with the terms of this Agreement, and Borrower agrees to accept, an aggregate credit facility of up to:

                    (i) Thirty Million Dollars ($30,000,000) during the First Seasonal Period;

                    (ii) Twenty Million Dollars ($20,000,000) during the Second Seasonal Period;


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                    (iii) Fifty Million Dollars ($50,000,000) during the Third
                    Seasonal Period; and

                    (iv) Fifty Million Dollars ($50,000,000) during the Fourth Seasonal Period;

(individually, the 'Total Credit'), on and subject to the terms hereof (the 'Credit Facility')."

     (ii) Borrowing Base. Section 3.2 of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

          "3.2 Borrowing Base. On receipt of each Borrowing Base Certificate in form and substance acceptable to Agent, which shall be delivered with each Notice of Borrowing and at least weekly (the 'Borrowing Base Certificate'), Agent will credit Borrower with eighty-five percent (85%) of the net amount of the Eligible Accounts which are, absent error or other discrepancy, listed in such Borrowing Base Certificate minus the face amount of all letters of credit issued or guaranteed by an LC Guarantying Lender, minus any reserves established pursuant to Section 3.12 hereof (the 'Borrowing Base'). For purposes hereof, the net amount of Eligible Accounts at any time shall be the face amount of such Eligible Accounts less any and all returns, discounts (which may, at Agent's option, be calculated on shortest terms), credits, rebates, allowances, or excise taxes of any nature at any time issued, owing claimed by Account Debtors, granted, outstanding, or payable in connection with such Accounts at such time."

     (iii) Interest; Calculation. Section 3.3(a) of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

          "(a) Interest Calculation. Borrower will pay interest on the Daily Contract Balance (as defined below) at a rate equal to the LIBOR Rate (Reserve Adjusted) plus one and seventy-five one-hundredths percent (1.75%) per annum. Commencing with the fiscal quarter of Borrower ending September 30, 1999 and each quarter thereafter, if Borrower's financial statements delivered to Agent pursuant to Section 3.11(e)(i) hereof or Borrower's 10Q Reports in the form delivered to the Securities Exchange Commission, as applicable, for such quarter indicate that Borrower has breached all of its financial covenants as set forth in Section 9.3 hereof, then from and after delivery of such financial statements showing a breach of all of such financial covenants, and provided Borrower is not in Default hereunder, the rate of interest described above will be increased to the LIBOR Rate (Reserve Adjusted) plus two and forty-five one-hundredths percent (2.45%) per annum. Such interest will: (i) be computed based on a 360 day year; (ii) be calculated with respect to each day by multiplying the Daily Rate (as defined below) by the Daily Contract Balance; and (iii) accrue from the date Agent authorizes any Electronic Transfer (as defined in Section 3.3(b) below) or otherwise advances a Loan to or for the benefit of Borrower, until Agent receives full payment of the Obligations Borrower owes the Lenders in good funds and Agent applies such payment to Borrower's principal debt in accordance with the terms of this Agreement. The 'Daily Rate' is the quotient of the applicable annual rate provided herein divided by 360. The 'Daily Contract Balance' is the amount of outstanding principal debt which Borrower owes Lenders on the Loans at the end of each day (including the amount of all Electronic Transfers authorized) after Agent has credited payments which it has received on the Loans."

     (iv) Administration Fee. Section 3.4(b) of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

          "(b) Administration Fee. Borrower agrees to pay DFS, for DFS' own account, for its services in acting as Agent hereunder, an annual administration fee (the 'Administration Fee') in an amount equal to Twenty-Four Thousand Dollars ($24,000). The Administration Fee shall be payable


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monthly, in arrears, in equal installments of $2000, and due pursuant to the applicable billing statement. Absent manifest error, once received by DFS, no Administration Fee shall be refundable by DFS for any reason, including early termination of this Agreement."

     (v) Credit Facility Fee. Section 3.4(d) of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

          "(d) Credit Facility Fee. Borrower agrees to pay Agent for the account of all Lenders an annual credit facility fee of One Hundred Thousand Dollars ($100,000) (the 'Credit Facility Fee'). The Credit Facility Fee shall be payable quarterly, in arrears, in equal installments of Twenty-Five Thousand Dollars ($25,000). Once received by DFS, no Credit Facility Fee shall be refundable by DFS for any reason."

     (vi) Unused Line Fee. Section 3.4(e) of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

          "(e) Unused Line Fee. To the extent the unused amount of the Credit Facility exceeds thirty-three percent (33%) of the Total Credit, Borrower agrees to pay Agent for the account of all Lenders an unused line fee of twenty-five one hundredths of one percent (.25%) per annum on the daily average of the unused amount of the Total Credit during the term of this Agreement and any renewal term. Such unused line fee shall be payable monthly in arrears and due pursuant to the applicable billing statement. Such unused amount of the Credit Facility in any month shall mean the difference between the Total Credit and the average Daily Contract Balance during such month."

     (vii) Section 3.11(e)(vii). Section 3.11(e)(vii) of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

          "(vii) The President or Chief Financial Officer of Borrower will certify to Agent by the twentieth (20th) day of each calendar month, or more often if reasonably requested by Agent, that to the best of his knowledge, after reasonable inquiry, Borrower is in compliance with the Financial Covenants as set forth in Section 9.3 hereof, in a form acceptable to Agent in its sole discretion;"

     (viii) Section 4.1. Section 4.1 of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

          4.1 Termination. This Agreement will continue in full force and effect and be non-cancellable for one (1) year from November 30, 1999, (except that it may be terminated by Agent in the exercise of Agent's and Lender's rights and remedies upon Default by Borrower) and after the expiration of such one-year period, shall be subject to one (1) automatic one-year renewal period thereafter unless at least (x) 120 days, or (y) 90 days (if Borrower has failed to deliver its audited annual financial statements to Agent under Section 3.11(e)(i) hereof on or before March 15 in any calendar year), prior to the expiration of such initial period or any renewal period, any party shall have addressed all other parties in writing of its intention not to renew this Agreement. Notwithstanding the foregoing, Borrower may terminate this Agreement prior to such date upon (a) at least 120 days written notice to Agent; (b) payment to Agent and Lenders of all Obligations; and (c) payment to Agent for the account of Lenders of an amount equal to one percent (1.00%) of the Total Credit.

          Termination on any date other than the anniversary date will not entitle Borrower to a refund of any fee. Agent, Lender and/or DFS, as applicable, shall be entitled to payment of all fees upon Default by Borrower which would have been payable during the original term of this Agreement (or any extension thereof) but for such early termination. These accelerated fees represent liquidated damages


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and are not a penalty. Any such written notice of termination delivered by
Borrower to Agent shall be irrevocable. Borrower may elect to terminate this Agreement in its entirety only; no section or lending facility may be terminated singly.

          Notwithstanding anything in this Section 4.1 to the contrary, (a) if Borrower is charged any additional amounts pursuant to Section 3.13 of this Agreement, and the imposition of such charge (which solely for purposes of the computation in this sentence shall be treated as additional interest) would have the effect in the aggregate with all other such additional charges of increasing the effective interest rate payable pursuant to Section 3.3 of this Agreement by an amount greater than one-half of one percent (0.50%) per annum, and (b) if Borrower delivers a copy of an executed commitment from a third party to provide financing to Borrower at a rate that is one-half of one percent (.5%) per annum less than the proposed rate payable hereunder after giving effect to such
Section 3.13 increases, then Borrower may terminate this Agreement, in accordance with the terms of this Agreement, and shall not be liable to Agent for payment of any of the termination charges referred to in this Section 4.1.

     (ix) Capital Expenditures. Section 9.2.9 of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

          "9.2.9 Capital Expenditures. Borrower will not make, or commit to make, any expenditure for capital improvements (including, without limitation, capitalized leases) or the acquisition of capital goods in excess of Five Million Dollars ($5,000,000) during any calendar year."

     (x) Financial Covenants. Section 9.3.1 of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

          "9.3.1 Amounts. Borrower agrees that it will:

          (a) at all times maintain a Tangible Net Worth plus Subordinated Debt in the combined amount of not less than the amount shown below for the period corresponding thereto:


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
       Period                                                                        Amount
       ------                                                                        ------

       Calendar quarter ending 12/31/99                                              $40,000,000
       Calendar quarter ending 3/31/00                                               $40,000,000
       Calendar quarter ending 6/30/00                                               $40,000,000
       Calendar quarter ending 9/30/00                                               $40,000,000;

       (b) at all times maintain a ratio of Debt minus Subordinated Debt to Tangible Net Worth plus Subordinated Debt of not more than the amount shown below for the period corresponding thereto:

       Period                                                                        Ratio
       ------                                                                        ------

       Calendar quarter ending 12/31/99                                              4.0 to 1.0
       Calendar quarter ending 3/31/00                                               4.0 to 1.0
       Calendar quarter ending 6/30/00                                               4.0 to 1.0
       Calendar quarter ending 9/30/00                                               7.0 to 1.0;

       (c) at all times maintain a ratio of Current Assets to current liabilities of not less than the amount shown below for the period corresponding thereto:

       Period                                                                        Ratio
       ------                                                                        ------

       Calendar quarter ending 12/31/99                                              1.2 to 1.0
       Calendar quarter ending 3/31/00                                               1.2 to 1.0
       Calendar quarter ending 6/30/00                                               1.2 to 1.0
       Calendar quarter ending 9/30/00                                               1.1 to 1.0

       (d) for the fiscal year of Borrower ending December 31, 1999, Borrower shall achieve net income, before giving effect to provisions for income taxes, of at least One Million Dollars ($1,000,000.00). For the fiscal year of Borrower ending December 31, 2000, and each fiscal year thereafter, Borrower shall achieve net income, before giving effect to provisions for income taxes, of at least Two Million Dollars ($2,000,000.00).

       Prior to September 30, 2000, Agent and Borrower shall renegotiate the above financial covenants for application to any subsequent periods of this Agreement. If on or prior to September 30, 2000, the parties fail to execute a written amendment to this Agreement providing for such revised financial covenants for any subsequent periods of this Agreement, then the above financial covenants in effect for the calendar quarter ending June 30, 2000, shall be and remain in effect, until such amendment is executed and in full force and effect.

For purposes of this paragraph: (i) "Tangible Net Worth" means the book value of Borrower's assets less liabilities (including as liabilities all recorded reserves for contingencies and other potential liabilities), excluding from such assets all Intangibles; (ii) "Intangibles" means and includes general intangibles (as that term is defined in the UCC); accounts receivable and advances due from officers, directors, member, owner, employees, stockholders and affiliates; leasehold improvements net of depreciation; licenses; good will; prepaid expenses (except for those determined by Agent, in its sole discretion, not to be Intangible); escrow deposits (except for those determined by Agent, in its sole discretion, not to be Intangible); covenants not to compete; the excess of cost over book value of acquired assets; franchise fees; organizational costs; finance reserves held for recourse obligations; capitalized research and development


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costs; and such other similar items as DFS may from time to time determine in
DFS' sole discretion; (iii) "Debt" means all of Borrower's liabilities and indebtedness for borrowed money of any kind and nature whatsoever, whether direct or indirect, absolute or contingent, and including obligations under capitalized leases, guaranties or with respect to which Borrower has pledged assets to secure performance, whether or not direct recourse liability has been assumed by Borrower; (iv) "Subordinated Debt" means all of Borrower's
Debt which is subordinated to the payment of Borrower's liabilities to the Lenders by an agreement in form and substance satisfactory to Agent; and (v) "Current Assets" means Borrower's current assets. The foregoing terms will be determined in accordance with GAAP consistently applied, and, if applicable, on a consolidated basis ("Financial Covenants")."

(xi)  The following clause is incorporated into the Agreement as Section 9.3.2:

       "9.3.2 Waiver Fee If Borrower breaches any of the financial covenants set forth herein in Section 9.3.1, Lenders may thereupon request that Borrower pay a fee to Lenders in consideration of Lenders' agreement to waive the Default caused by such breach."

     4. Consent. Borrower has requested that Lenders consent to the Borrower's purchase of its stock from third-party shareholders of the Borrower. Lenders hereby consent to the Borrower's purchase of its stock provided that:
(i) the aggregate purchase price of such stock shall not exceed Five Million Two Hundred Fifty Thousand Dollars ($5,250,000); and (ii) Borrower shall not breach any financial covenant set forth in Section 9.3.1 herein as a result of Borrower's payment of the purchase price for such stock.

     5. Miscellaneous. Except to the extent specifically amended herein, all terms and conditions of the Credit Agreement and the other Loan Documents are hereby ratified and reaffirmed and shall remain in full force and effect. Capitalized terms used but not defined herein shall have the meanings given them in the Credit Agreement. Borrower waives notice of Agent's and each Lender's acceptance of this Amendment. Agent and each Lender reserves all of their respective rights and remedies under the Credit Agreement and other Loan Documents.

     IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first written above.

GOVERNMENT TECHNOLOGY SERVICES, INC.

By:                /S/
        ---------------------------
Name:
        ---------------------------
Title:
        ---------------------------

DEUTSCHE FINANCIAL SERVICES CORPORATION,
AS AGENT AND A LENDER


By:                /S/
        ---------------------------
Name:
        ---------------------------
Title:
        ---------------------------

CRESTAR BANK, A LENDER

By:                 /S/
        ---------------------------------
Name:
        ---------------------------------
Title:
        ---------------------------------
Date:
        ---------------------------------
FLEET CAPITAL CORPORATION, A LENDER


By:                 /S/
        ---------------------------------
Name:
        ---------------------------------
Title:
        ---------------------------------
Date:
        ---------------------------------

                           CONSENT AND ACKNOWLEDGMENT

     The undersigned Guarantor hereby acknowledges and consents to the terms of the foregoing Amendment, and does hereby ratify and confirm its Guaranty in all respects.

FALCON MICROSYSTEMS, INC.

By:                 /S/
        ---------------------------------
Name:
        ---------------------------------
Title:
        ---------------------------------
Date:
        ---------------------------------


                                   EXHIBIT A

                 Lender               First Seasonal       Second Seasonal      Third Seasonal       Fourth Seasonal
                 (Pro Rata Share)     Period Commitment    Period Commitment    Period Commitment    Period Commitment
                                      (Feb-Apr)            (May-June)           (July-Sept)          (Oct-Jan)
------------------------------------------------------------------------------------------------------------------------
                 DFS                  $12,600,000          $8,500,000           $21,000,000          $21,000,000
                 (42.00%)

                 Crestar               $7,600,000          $5,000,000           $12,700,000          $12,700,000
                 (25.40%)

                 Fleet                 $9,800,000          $6,500,000           $16,300,000          $16,300,000
                 (32.60%)
------------------------------------------------------------------------------------------------------------------------
                 Total of             $30,000,000         $20,000,000           $50,000,000          $50,000,000
                 Commitments            =========          ==========            ==========             ========